Exhibit 99.1

Contacts: Alnylam Pharmaceuticals, Inc. Christine Regan Lindenboom (Investors and Media) 617-682-4340 Josh Brodsky (Investors) 617-551-8276

Alnylam Announces Retirement of Steven Paul, M.D. from Board of Directors

CAMBRIDGE, Mass., – April 5, 2022 – Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY), the leading RNAi therapeutics company, announced that Steven Paul, M.D. is retiring from the Board of Directors effective April 16, 2022.

Dr. Paul has served as a member of the Alnylam Board of Directors since September 2010. He brought to the Board more than 25 years of management experience in the pharmaceutical industry and 35 years of scientific research experience during his time of service. He is widely recognized as a leader across many dimensions of medical research and drug development, including in the central nervous system (CNS), and late-stage clinical development. Dr. Paul is currently the Chief Executive Officer and Chair of the Board of Karuna Therapeutics, Inc., a clinical-stage biopharmaceutical company.

“For more than a decade, Steve has played an instrumental role on our Board of Directors, and has helped guide our transformation into a multi-product, global commercial company. Steve’s contributions to Alnylam have been significant and meaningful. His extensive knowledge and experience in all facets of drug development have been invaluable to enable the company to launch three products in the past three years and develop a rich and sustainable product engine for future growth,” said Yvonne Greenstreet, MBChB, CEO of Alnylam. “On behalf of the Board and the entire Alnylam team, I want to thank Steve for his service and we wish him all the best in his next endeavors.”

About Alnylam Pharmaceuticals

Alnylam (Nasdaq: ALNY) has led the translation of RNA interference (RNAi) into a whole new class of innovative medicines with the potential to transform the lives of people afflicted with rare and prevalent diseases with unmet need. Based on Nobel Prize-winning science, RNAi therapeutics represent a powerful, clinically validated approach yielding transformative medicines. Since its founding 20 years ago, Alnylam has led the RNAi Revolution and continues to deliver on a bold vision to turn scientific possibility into reality. Alnylam’s commercial RNAi therapeutic products are ONPATTRO® (patisiran), GIVLAARI® (givosiran), OXLUMO® (lumasiran) and Leqvio® (inclisiran) being developed and commercialized by Alnylam’s partner, Novartis. Alnylam has a deep pipeline of investigational medicines, including six product candidates that are in late-stage development. Alnylam is executing on its “Alnylam P5x25” strategy to deliver transformative medicines in both rare and common diseases benefiting patients around the world through sustainable innovation and exceptional financial performance, resulting in a leading biotech profile. Alnylam is headquartered in Cambridge, MA. For more information about our people, science and pipeline, please visit www.alnylam.com and engage with us on Twitter at @Alnylam, on LinkedIn, or on Instagram.

Alnylam Forward Looking Statements

Various statements in this release concerning Alnylam’s expectations, plans, aspirations, and goals, including, without limitation, Alnylam’s aspiration to become a leading biotech company and the planned achievement of its “Alnylam P5x25” strategy, constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results and future plans may differ materially from those indicated by these forward-looking statements as a result of various important risks, uncertainties and other factors, including, without limitation: the direct or indirect impact of the COVID-19 global pandemic or any future pandemic on Alnylam’s business, results of operations and financial condition and the effectiveness or timeliness of Alnylam’s efforts to mitigate the impact of the pandemic; the potential impact of the recent leadership transition on Alnylam’s ability to attract and retain talent and to successfully execute on its “Alnylam P5x25” strategy; Alnylam’s ability to discover and develop novel drug candidates and delivery approaches and successfully demonstrate the efficacy and safety of its product candidates; the pre-clinical and clinical results for its product candidates; actions or advice of regulatory agencies and Alnylam’s ability to obtain and maintain regulatory approval for its product candidates, as well as favorable pricing and reimbursement; successfully launching, marketing and selling its approved products globally; delays, interruptions or failures in the manufacture and supply of its product candidates or its marketed products; obtaining, maintaining and protecting intellectual property; Alnylam’s ability to successfully expand the indication for OXLUMO or ONPATTRO (or vutrisiran, if approved) in the future; Alnylam’s ability to manage its growth and operating expenses through disciplined investment in operations and its ability to achieve a self-sustainable financial profile in the future without the need for future equity financing; Alnylam’s ability to maintain strategic business collaborations; Alnylam’s dependence on third parties for the development and commercialization of certain products, including Novartis, Regeneron and Vir; the outcome of litigation; the potential impact of a current government investigation and the risk of future government investigations; and unexpected expenditures; as well as those risks more fully discussed in the “Risk Factors” filed with Alnylam’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and in its other SEC filings. In addition, any forward-looking statements represent Alnylam’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Alnylam explicitly disclaims any obligation, except to the extent required by law, to update any forward-looking statements.

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